Exhibit 99.2
IN THE UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF OHIO
EASTERN DIVISION

IN RE KEYCORP DERIVATIVE LITIGATION This Document Relates to: ALL ACTIONS	) ) ) ) ) )	Lead Case No. 1:10-cv-01786-DAP
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STIPULATION AND AGREEMENT OF SETTLEMENT
     This Stipulation and Agreement of Settlement (the “Stipulation”), dated March 25, 2011, is made and entered into by and among the following Parties (as defined herein), each by and through their counsel of record in the above captioned consolidated shareholder derivative action (the “Action”): (i) plaintiffs James T. King, Jr. (“King”) and Irving Lassoff (“Lassoff”) (together, the “Plaintiffs”), on behalf of themselves and derivatively on behalf of KeyCorp (“KeyCorp” or the “Company”); (ii) individual defendants Henry L. Meyer, III (“Meyer”); Thomas C. Stevens (“Stevens”); Jeffrey B. Weeden (“Weeden”); Beth E. Mooney (“Mooney”); William G. Bares (“Bares”), Carol A. Cartwright (“Cartwright”), Edward P. Campbell (“Campbell”), Bill R. Sanford (“Sanford”), Alexander M. Cutler (“Cutler”), Eduardo R. Menascé (“Menascé”), Lauralee M. Martin (“Martin”), H. James Dallas (“Dallas”), Joseph A. Carrabba (“Carrabba”), Ruth Ann M. Gillis (“Gillis”), Kristen L. Manos (“Manos”), and Peter G. Ten Eyck, II (“Ten Eyck”) (together, the “Individual Defendants”); (iii) KeyCorp’s former executive compensation consultant, defendant Mercer Inc. (“Mercer”); and (iv) nominal defendant KeyCorp. This Stipulation is intended by the Parties to fully, finally, and forever compromise, resolve, discharge, and settle the Released Claims (as defined herein), upon the terms and subject to the conditions set forth herein.
I. INTRODUCTION
     The Action concerns the decisions and recommendations by the Compensation and Organization Committee (“COC”) of KeyCorp’s Board of Directors (the “Board”) relating to fiscal 2009 compensation for the Company’s named executive officers and other senior officers.

Plaintiffs in the Action alleged that, inter alia, the Board breached its fiduciary duties to KeyCorp by increasing 2009 compensation to the Company’s senior officers and by failing to take appropriate action following the May 20, 2010 advisory shareholder vote in which a majority of KeyCorp’s voting shares voted against the Board’s recommendation in connection with a “say on pay” resolution.
     The Action was initiated on July 6, 2010 when plaintiff King filed a shareholder derivative complaint on behalf of KeyCorp in the Common Pleas Court of Cuyahoga County, Ohio (the “King Action”). The King Action was removed to the U.S. District Court for the Northern District of Ohio (the “Court”) on August 12, 2010. Subsequently, on August 17, 2010, plaintiff Lassoff filed a substantially similar shareholder derivative complaint on behalf of KeyCorp in the Court (the “Lassoff Action”). The King Action and the Lassoff Action were consolidated by the Court on August 26, 2010, thus forming the Action.
     Although Plaintiffs had alleged in the King Action and the Lassoff Action that pre-suit demand on the Board was “futile” under Ohio law, pursuant to the terms of an Order entered by the Court on August 31, 2010 (the “August 31 Order”), the Plaintiffs were required to issue a formal demand upon the Board with respect to the executive compensation issues at KeyCorp that were the subject of the Action (the “Demand”). Plaintiffs issued the Demand on the Board on September 10, 2010, in accord with the August 31 Order.
     Pursuant to the terms of the August 31 Order, the Board was required to respond to the Demand by October 8, 2010. Defendants subsequently moved the Court on October 12, 2010 for an extension of time to respond to the Demand to December 15, 2010. Plaintiffs did not oppose this motion, because the Parties to the Action had begun a dialogue shortly following the issuance of the Demand, during which it had been agreed that the Parties would attempt to engage in a process whereby Plaintiffs would interact with and make recommendations to both a Special Committee of Independent Directors that had been appointed by the Board to examine the Company’s compensation practices, including the time period of which Plaintiffs had complained

(the “Special Committee”), as well as the full Board, regarding KeyCorp’s executive compensation practices.
     Despite the process described above, the Parties to the Action were unable to reach agreement on a resolution of the Action by December 15, 2010, and accordingly the Board issued its response to Plaintiffs’ Demand on that date (the “Response”). In its Response, the Board determined that the Special Committee was independent and was disinterested with respect to the claims alleged by Plaintiffs, that the Special Committee had fully investigated and reviewed Plaintiffs’ allegations and Demand, that the Board and its Compensation and Organization Committee had acted in a manner consistent with their fiduciary duties, and that it was not in the best interests of the shareholders for the Board to accede to the Demand. Therefore the Board, based on the conclusions and recommendations of the Special Committee, refused the Demand in its entirety, though it did adopt a comprehensive set of recommendations made by the Special Committee to the full Board to enhance the Company’s future executive compensation practices.
     Pursuant to the schedule that had been entered by the Court, the Plaintiffs’ consolidated complaint was due to be filed by January 18, 2011. Following the Board’s Response, however, Plaintiffs, the Individual Defendants, and KeyCorp continued to engage in arms’-length settlement discussions. In connection with those discussions, and based on their productive nature, the Parties first agreed to extend the time by which Plaintiffs would file their consolidated complaint to February 1, 2011, and subsequently agreed to extend the deadline to February 15, 2011, March 17, 2011, and then March 25, 2011. The Parties’ arms’-length settlement discussions ultimately culminated in an agreement to resolve the Action, as reflected herein.
II. INVESTIGATION AND RESEARCH CONDUCTED BY PLAINTIFFS’ COUNSEL
     Plaintiffs’ Counsel (as that term is defined in Section V hereof) conducted an extensive investigation during the development and prosecution of the Action. This investigation has included, inter alia, (i) inspecting, reviewing and analyzing the Company’s public filings; (ii) preparing initial complaints, a detailed Demand, and a detailed consolidated complaint; (iii)

analyzing and reviewing certain non-public information provided by the Company; (iv) researching the applicable law with respect to the claims asserted in the Action and the potential defenses thereto; (v) researching corporate governance issues; (vi) employing an executive compensation expert to conduct an analysis of KeyCorp’s executive compensation policies and practices; and (vii) conducting numerous meetings with KeyCorp’s, the Individual Defendants’ and the Special Committee’s counsel, including one in-person meeting at which Plaintiffs’ counsel and their executive compensation consultant met with Special Committee counsel.
III. PLAINTIFFS’ CLAIMS AND THE BENEFITS OF SETTLEMENT
     Plaintiffs believe the Action has merit. Nonetheless, Plaintiffs and Plaintiffs’ Counsel (as defined herein) recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Action against the Defendants through trial and through possible appeals. Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Action, as well as the difficulties and delays inherent in such litigation. In particular, Plaintiffs’ Counsel states that due to the uncertain procedural posture of the Action and the existence of the Special Committee, Plaintiffs may not have been able to allege “demand futility” or that the Demand was wrongfully refused which could have negatively impacted the Action or resulted in its dismissal. Based on their evaluation, Plaintiffs and Plaintiffs’ Counsel have determined that the settlement is in the best interests of KeyCorp and Current KeyCorp Shareholders (as defined herein) and have agreed to settle the Action upon the terms and subject to the conditions set forth herein.
IV. DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY
     Defendants have denied and continue to deny they have committed, threatened, or attempted to commit any violations of law or breached any duty owed to Plaintiffs, KeyCorp, or its shareholders. KeyCorp and the Individual Defendants also state the Special Committee was and is independent, that it conducted a comprehensive, good-faith investigation, and that the Special Committee concluded that none of the Defendants breached any fiduciary duty or violated any rule of law in connection with the executive compensation awarded at the Company, including, but not limited to, 2009 compensation decisions. In fact, the Special Committee believes that the Board and the Company’s officers acted in good faith and in the best interests of the Company and its stockholders at all relevant times. Without admitting the validity of any allegations made in the Action, or any liability with respect thereto, Defendants and the Company have concluded that it is desirable that the claims in the Action be settled on the terms reflected in the Stipulation. Defendants and KeyCorp are entering into this settlement because it will eliminate the uncertainty, distraction, disruption, burden, risk, and expense of further litigation. Further, Defendants and KeyCorp believe that the settlement is fair, reasonable, adequate, and in the best interests of KeyCorp and Current KeyCorp Shareholders.
     Neither this Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred in or attached to this Stipulation, nor any action taken to carry out this Stipulation, is, may be construed as, or may be used as evidence of the validity of any of the Released Claims or an admission by or against the Defendants of any fault, wrongdoing, or concession of liability whatsoever.
V. TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT
     NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among Plaintiffs (on behalf of themselves and derivatively on behalf of KeyCorp), the Defendants, and nominal defendant KeyCorp, by and through their respective counsel or attorneys of record, that, subject to Court approval, the Action and the Released Claims shall be finally and fully compromised, settled, and released, and the Action shall be dismissed with prejudice, as to all Parties, upon the terms and subject to the conditions set forth herein as follows:
     1. Definitions
     As used in this Stipulation, the following terms have the meanings specified below:
     1.1 “Action” means the consolidated shareholder derivative action pending in the U.S. District Court for the Northern District of Ohio, captioned In re KeyCorp Derivative Litigation, Lead Case No. 1:10-cv-01786-DAP.

     1.2 “Current KeyCorp Shareholders” means any Persons (defined below) who owned KeyCorp common stock as of the date of the execution of the Stipulation and who continue to hold their KeyCorp common stock as of the date of the Settlement Hearing, excluding the Individual Defendants (defined below), the officers and directors of KeyCorp, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which Individual Defendants have or had a controlling interest.
     1.3 “Defendants” means collectively, the Individual Defendants, Mercer, and nominal defendant KeyCorp.
     1.4 “Defendants’ Counsel” means: (i) Jones Day, 901 Lakeside Avenue, Cleveland, OH 44114; (ii) Calfee, Halter & Griswold LLP, 1400 KeyBank Center, 800 Superior Avenue, Cleveland, OH 44114; (iii) Vorys, Sater, Seymour & Pease LLP, 2100 One Cleveland Center, 1375 East Ninth Street, Cleveland, OH 44114; and (iv) Baker & Hostetler LLP, 3200 PNC Center, 1900 East Ninth Street, Cleveland, OH 44114.
     1.5 “Defendants’ Released Claims” means any and all claims, debts, rights, or causes of action or liabilities, including Unknown Claims, that could be asserted in any forum by the Released Parties or their successors and assigns against the Plaintiffs, Plaintiffs’ Counsel, or KeyCorp which arise out of or relate in any way to the institution, prosecution, or settlement of the Action (except for any claims to enforce the settlement).
     1.6 “Effective Date” means the first date by which all of the events and conditions specified in ¶ 6.1 herein have been met and have occurred.
     1.7 “Fee Award” means the terms of the agreed upon sum be paid to Plaintiffs’ Counsel for their attorneys’ fees and expenses, detailed in ¶ 5.1, subject to Court approval, in recognition of the substantial benefits conferred upon KeyCorp and Current KeyCorp Shareholders by the filing, prosecution, and settlement of the Action.
     1.8 “Final” means the time when a judgment that has not been reversed, vacated, or modified in any way is no longer subject to appellate review, either because of disposition on appeal and conclusion of the appellate process or because of passage, without action, of time for seeking appellate review. More specifically, it is that situation when (1) either no appeal has been filed and the time has passed for any notice of appeal to be timely filed in the Action; or (2) an appeal has been filed and the court of appeals has either affirmed the Judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (3) a higher court has granted further appellate review and that court has either affirmed the underlying Judgment or affirmed the court of appeals’ decision affirming the Judgment or dismissing the appeal.
     1.9 “KeyCorp” or the “Company” means KeyCorp and includes all of its subsidiaries, predecessors, successors, affiliates, officers, directors, employees, and agents.
     1.10 “Individual Defendants” means collectively, Meyer, Stevens, Weeden, Mooney, Bares, Cartwright, Campbell, Sanford, Cutler, Menascé, Martin, Dallas, Carrabba, Gillis, Manos, and Ten Eyck.
     1.11 “Mercer” means Mercer, Inc. and includes all of its past or present subsidiaries, predecessors, successors, affiliates, parents, officers, directors, employees, and agents.
     1.12 “Judgment” means the order and judgment to be rendered by the Court, substantially in the form attached hereto as Exhibit C.
     1.13 “Notice” means the Notice of Pendency and Proposed Settlement of Shareholder Action, substantially in the form of Exhibit A attached hereto.
     1.14 “Parties” means collectively, Plaintiffs, the Individual Defendants, Mercer, and KeyCorp.
     1.15 “Person” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.
     1.16 “Plaintiffs” means, collectively, James T. King, Jr. and Irving Lassoff, individually and derivatively on behalf of KeyCorp.

     1.17 “Plaintiffs’ Counsel” means: (i) The Weiser Law Firm, P.C., 121 N. Wayne Avenue, Suite 100, Wayne, Pennsylvania 19087; (ii) the Hutton Law Group, 12671 High Bluff Drive, Suite 130, San Diego, California 92130; (iii) Ryan & Maniskas LLP, 995 Old Eagle School Rd., Suite 311, Wayne, PA 19087; and (iv) Landskroner Grieco Madden, LLC, 1360 West 9th Street, Suite 200, Cleveland, OH 44113.
     1.18 “Preliminary Order” means the Order to be entered by the Court, substantially in the form of Exhibit B attached hereto, including, inter alia, preliminarily approving the terms and conditions of the settlement as set forth in this Stipulation, directing that Notice be provided to Current KeyCorp Shareholders, and scheduling a Settlement Hearing to consider whether the settlement and Fee Award should be approved.
     1.19 “Related Persons” means each of the Defendants’, Plaintiffs’, and Plaintiffs’ Counsel’s, past or present subsidiaries, parents, successors and predecessors, insurers, officers, directors, agents, employees, attorneys, advisors, investment advisors, auditors, accountants, and any firm, trust, corporation, officer, director, or other individual or entity in which any of the Defendants or KeyCorp has a controlling interest, and the legal representatives, heirs, successors in interest, or assigns of any of the Defendants.
     1.20 “Released Claims” means any and all claims, debts, demands, rights, or causes of action or liabilities, including Unknown Claims, existing derivatively on behalf of KeyCorp, against any of the Released Parties which arise out of or relate to: (i) the allegations in the Action; or (ii) the Stipulation, except for any claims to enforce the Stipulation. The parties acknowledge that the plaintiffs in the action entitled Monday et al., v Meyer et al., Lead No: 1:10-cv-01838 (DCN), pending in the U.S. District Court for the Northern District of Ohio, Eastern Division, are not parties to this Stipulation and have not released any claims by virtue of this Stipulation and Agreement of Settlement.
     1.21 “Released Parties” means, collectively, each of the Defendants, Plaintiffs, and Plaintiffs’ Counsel, and each of their Related Persons.

     1.22 “Settlement Hearing” means the hearing set by the Court to consider final approval of the settlement and Fee Award.
     1.23 “Unknown Claims” means any of the Released Claims and any of the Defendants’ Released Claims that any Party does not know or suspect exists in his, her, or its favor at the time of the settlement including, without limitation, those claims which, if known, might have affected the decision to enter into, or not object to, this settlement. The Parties expressly waive, relinquish, and release any and all provisions, rights, and benefits conferred by or under California Civil Code Section 1542 (“§1542”) or any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to §1542, which provides:
A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.
The Parties acknowledge that they may discover facts in addition to or different from those now known or believed to be true by them, with respect to the Released Claims and Defendants’ Released Claims in the settlement, as the case may be, but it is the intention of the Parties to completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all Released Claims and Defendants’ Released Claims known or unknown, suspect or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which do not exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts.
     2. Terms of the Settlement
     As a result of the filing, prosecution and settlement of the Action, the Company received the relief described below. KeyCorp and the Individual Defendants have agreed that the Company and/or the Board will adopt the corporate governance provisions referred to in Section 2.1 below to the extent not already adopted and will maintain the provisions in ¶¶ 2.1.A — 2.1.E for at least three years from the date of this Stipulation, provided, however, that (a) nothing in this Stipulation shall be construed to limit the Board, the COC, or any officer or employee of the Company in the exercise of their fiduciary duties, and (b) if any of the corporate governance provisions should conflict with any applicable law(s), regulation(s), or the rule(s) of any regulatory agency, national securities exchange or interdealer quotation system, the Company will comply with such applicable law(s), regulation(s) or rule(s) notwithstanding the provisions of the Stipulation or any orders implementing the Stipulation:
     2.1 The Company has agreed to adopt, or to maintain as provided herein where already implemented, the following corporate governance measures, within 90 days from the date of the entry of this Stipulation:
          A. The Board has adopted a resolution, described in the Company’s upcoming Annual Proxy, whereby KeyCorp reaffirms its “pay-for-performance” executive compensation philosophy following repayment of the funds KeyCorp received under the Troubled Asset Relief Program (“TARP”). KeyCorp and the Board have always believed that the Company followed a “pay-for-performance” philosophy, but the Board believed that TARP placed significant limitations on the Company and Board implementing this philosophy while under TARP. As a result of the settlement of the Action, and KeyCorp’s other expected changes to executive compensation, the Board will again fully implement a “pay-for-performance” philosophy as soon as practicable after repayment of the TARP funds.
          B. The COC, which pursuant to the Special Committee’s recommendations has already been directed by the Board to adopt measures by which executive compensation can be measured against strict, easy-to-understand performance criteria, shall publish those measures for the preceding year as well as its assessment of performance against those measures, including use by the COC of discretionary factors that allow the COC to reduce executive compensation for poor performance and/or for causing KeyCorp to undertake excessive risk, in a manner consistent with applicable SEC rules or listing standards. In particular, and among other things, the Board shall present this information in the Company’s Annual Meeting Proxy in the “CD & A” section in a clear, easy-to-understand format, subject to applicable regulatory requirements.

          C. The Board has recommended that the shareholders adopt a resolution calling for an annual shareholder “say on pay” advisory vote on executive compensation. The Board or the COC, as appropriate, shall issue a formal response in the event of a majority negative vote. The results of the annual shareholder vote on executive compensation shall be one of the discretionary factors used by the COC in connection with evaluating reduction of executive compensation for poor performance or excessive risk.
          D. The Board shall continue its practice of rotation of directors on its committees, including the COC. Since the commencement of the Action, two new independent directors have been appointed to the Board. Beginning in fiscal year 2012, the COC shall amend its charter to state that a director generally shall not serve on the COC for more than five (5) consecutive years and new independent directors shall be considered for membership on the COC as the current directors on the COC rotate off.
          E. The COC, in evaluating and awarding future compensation for executives who received equity awards in 2009 and 2010, shall consider the sizing, pricing and value of those 2009 and 2010 awards. That is, if the 2009 and 2010 awards appear to provide compensation disconnected to performance, this factor shall be considered for determining and/or adjusting downwards future compensation to that executive so that long-term compensation reflects performance.
          F. To the extent that the Company repays its obligations to the federal government under TARP, and the Board proposes to adopt an incentive equity compensation (long or short term), retirement, stock option, restricted stock, or other equity plan or arrangement in which Meyer would otherwise be eligible for participation as an executive officer or employee of Key after Meyer retires as CEO, effective May 1, 2011, in light of his impending retirement from the Company in 2012, Meyer shall forgo any such equity or option award. A full description of Meyer’s compensation for 2010 may be found in the definitive proxy to be filed by the Company in connection with the 2011 Annual Meeting.

          G. The 900,000 options granted to Meyer with an effective date of June 12, 2009 pursuant to the KeyCorp 2004 Equity Compensation Plan (“Plan”) shall be modified to expire on April 30, 2015.
     2.2 Since the commencement of the Action and as a result of the Special Committee’s investigation and recommendations to the Board, the Board has adopted, or has agreed to adopt, the following additional corporate governance measures, which the Board intends to maintain for at least three years from the date of this Stipulation, provided, however, that (a) nothing in this Stipulation shall be construed to limit the Board, the COC, or any officer or employee of the Company in the exercise of their fiduciary duties, and (b) if any of the corporate governance measures should conflict with any applicable law(s), regulation(s), or the rule(s) of any regulatory agency, national securities exchange or interdealer quotation system, the Company will comply with such applicable law(s), regulation(s) or rule(s) notwithstanding the provisions of the Stipulation or any orders implementing the Stipulation:
          A. KeyCorp, either through the COC or the Board, shall make an appropriate formal response to the non-binding shareholder vote at the 2010 annual meeting declining to approve KeyCorp’s executive compensation for 2009.
          B. The COC shall reaffirm its pay for performance practice and provide for an annual Board discussion of its philosophy on compensation, consistent with applicable regulations, before the COC sets compensation for that year.
          C. KeyCorp shall adopt a policy, consistent with the independence of the COC under applicable law, to allow a full Board discussion of KeyCorp’s compensation philosophy, programs and implementation on a periodic basis to improve full Board awareness and understanding of executive compensation. At one Board meeting each year, the Board shall be briefed on the structure of KeyCorp’s executive compensation plans and the compensation philosophy that drives them.
          D. KeyCorp shall implement a mechanism for its Risk Committee and Audit Committee to make the COC aware of issues that may impact KeyCorp’s future financial performance and therefore affect incentive compensation awards. The Risk Committee shall routinely look at concentrations of business and the incentive compensation associated with those businesses and then advise the COC of its findings. Similarly, the Audit Committee shall oversee regular audits of the compensation process, whether by KeyCorp’s internal or external auditors as appropriate, and shall make the COC aware of the audit results as well as any other issues that may affect KeyCorp’s future financial performance and therefore affect incentive compensation awards.
          E. When KeyCorp has repaid TARP funds and is able to return to its stated pay for performance approach to executive compensation, appropriate measures shall be implemented by which the Board can assess KeyCorp’s alignment in practice with its pay for performance philosophy. Performance against these measures shall be communicated to the Board and shareholders on a regular basis.
          F. When KeyCorp is fully able to re-implement a pay for performance approach to executive compensation, incentive compensation shall be tied primarily to performance measures and length-of-service measures shall be used sparingly. Incentive compensation also shall include risk adjustments where appropriate.
          G. KeyCorp shall develop a policy for determining the impact of extraordinary events on compensation decisions and for dealing systematically with the impact that extraordinary events have on incentive compensation awards.
          H. Where KeyCorp identifies a significant risk that potentially affects executive compensation in a material way, the COC shall assess whether and how that risk should be allocated for compensation purposes.
          I. As an ongoing objective, KeyCorp shall reduce the number and type of incentive compensation plans currently in place to an optimal level for aligning pay and performance.
          J. To assure separation of KeyCorp’s management’s opinions from those of the independent compensation consultant, the COC shall consider retaining a consultant independent of the compensation consultant who works with KeyCorp in developing recommended compensation plans and performance targets, and also shall consider retaining independent counsel for the COC.
          K. To improve the communication of the linkage between its compensation philosophy and practices, KeyCorp should review the Compensation Discussion and Analysis format to eliminate repetition, excess verbiage, and unnecessary use of technical language, to develop a more “reader friendly” document, and to provide as “plain English” an approach to this discussion as possible.
     2.3 KeyCorp and the Individual Defendants acknowledge and agree that the Company’s decision to implement these corporate governance measures is due, in part, to the information provided by Plaintiffs to the Special Committee following the institution of the Action.
     2.4 KeyCorp and the Individual Defendants also acknowledge and agree that the settlement of the Action, including the corporate governance measures, confers substantial benefits upon KeyCorp and Current KeyCorp Shareholders by, among other things, materially enhancing the Company’s executive compensation practices.
     3. Procedure for Implementing the Settlement
     3.1 Within five (5) days after the execution of the Stipulation, the Parties shall submit the Stipulation together with its exhibits to the Court and shall jointly apply for entry of the Preliminary Approval Order, substantially in the form of Exhibit B attached hereto, requesting: (i) preliminary approval of the settlement set forth in this Stipulation; (ii) approval of the form and content of the Notice to Current KeyCorp Shareholders, substantially in the form attached hereto as Exhibit A; and (iii) a date for the Settlement Hearing.
     3.2 Within three (3) days of the entry of the Preliminary Order (substantially in the form of Exhibit B), KeyCorp shall cause a copy of the Notice to be filed with the United States Securities and Exchange Commission (the “SEC”) via a Current Report on Form 8-K. The Notice will also be available for viewing on the website of KeyCorp at www.key.com. Plaintiffs, the

Individual Defendants, and KeyCorp believe the content and manner of the notices requested constitute adequate and reasonable notice to Current KeyCorp Shareholders pursuant to Rule 23.1 and applicable law. All costs associated with Notice shall be paid by KeyCorp.
     3.3 Plaintiffs’ Counsel shall request that the Court hold the Settlement Hearing after notice is provided to Current KeyCorp Shareholders to approve the settlement and the agreed-upon Fee Award (described herein at ¶¶ 5.1-5.4). At the Settlement Hearing, Plaintiffs’ Counsel shall request that the Court approve the Parties’ settlement agreement as reflected in this Stipulation, including their agreement on the Fee Award.
     4. Releases
     4.1 Upon the Effective Date, Plaintiffs, KeyCorp, and Current KeyCorp Shareholders, on behalf of themselves, their heirs, executors, administrators, insurers, predecessors, successors, and assigns, shall be deemed to have — and by operation of a final judgment in the Action shall have — released, waived, discharged, and dismissed any and all Released Claims, and shall forever be barred and enjoined from instituting, commencing, or prosecuting any and all Released Claims, against any Released Parties.
     4.2 Upon the Effective Date, the Individual Defendants, Mercer, and each of the other Released Parties, on behalf of themselves, their heirs, executors, administrators, insurers, predecessors, successors, and assigns, shall be deemed to have — and by operation of a final judgment in the Action shall have — released, waived, discharged, and dismissed any and all Defendants’ Released Claims, and shall forever be barred and enjoined from instituting, commencing, or prosecuting any and all Defendants’ Released Claims against Plaintiffs, Plaintiffs’ Counsel, or KeyCorp.
     4.3 The Parties will seek entry of the Judgment by the Court, dismissing the Action with prejudice and barring any claims that have been or could have been brought in any court or forum by KeyCorp, or any KeyCorp shareholder on KeyCorp’s behalf, relating to or arising out of the allegations in the Action.

     5. Attorneys’ Fees and Reimbursement of Expenses
     5.1 In recognition of the substantial benefits conferred upon KeyCorp and Current KeyCorp Shareholders as a result of the initiation, prosecution, and settlement of the Action, KeyCorp, on behalf of all Defendants, and the Board, exercising its independent business judgment, has agreed to pay to Plaintiffs’ Counsel an award of attorneys’ fees and expenses in the Action in the total amount of $1,750,000, subject to Court approval as provided herein. Plaintiffs, the Individual Defendants, and KeyCorp mutually agree that this Fee Award is fair and reasonable in light of the substantial benefits conferred upon KeyCorp and Current KeyCorp Shareholders by the Stipulation.
     5.2 The Fee Award shall be transferred to The Weiser Law Firm, P.C., as receiving agent for Plaintiffs’ Counsel, within five (5) days after entry of the Preliminary Order by the Court. The Weiser Law Firm, P.C. (on behalf of all Plaintiffs’ Counsel) agrees to repay (within five 5 days) the amount of the Fee Award, or part thereof, paid by KeyCorp and/or its successors as a result of any failure to obtain final approval, final judgment, approval of said fee amount, or upon any appeal and/or further proceedings on remand, or successful collateral attack, which results in the Judgment or Fee Award being overturned or substantially modified. The Weiser Law Firm, P.C. has the right to seek contribution from any or all Plaintiffs’ Counsel in the event that repayment occurs, and each of Plaintiffs’ Counsel who receives some or all of the Fee Award is subject to the Court’s jurisdiction for the purposes of enforcing this paragraph.
     5.3 The payment of the Fee Award shall constitute final and complete payment for Plaintiffs’ attorneys’ fees and expenses that have been incurred or will be incurred in connection with the filing and prosecution of the Action and the resolution of the derivative claims alleged therein. The Weiser Law Firm, P.C. shall be solely responsible for the distribution of the Fee Award to Plaintiffs’ Counsel. Defendants and Defendants’ Counsel shall have no responsibility for the distribution of the Fee Award among Plaintiffs’ Counsel. If the Court modifies any aspect of the Fee Award or the Special Award to which the parties have stipulated in Section 5, the remaining terms and conditions of the settlement shall remain intact.

     5.4 Based on the substantial benefits that Plaintiffs have achieved for the Company and Current KeyCorp Shareholders through their prosecution of the Action, Plaintiffs’ Counsel intends to seek Court approval for awards (the “Special Awards”) in the amount of $2,500 for each of the Plaintiffs ($5,000 in total). Defendants will not object to a request for Court approval of the Special Awards. The Special Awards shall be paid out of the Fee Award to the extent that application is approved, in whole or part, by the Court.
     6. Conditions of Settlement, Effect of Disapproval, Cancellation, or Termination
     6.1 The Effective Date of the Stipulation shall be conditioned on the occurrence of all of the following events:
          (a) the entry by the Court of the Judgment substantially in the form of Exhibit C attached hereto;
          (b) the payment of the Fee Award in accordance with Section 5; and
          (c) Judgment has become Final.
     6.2 If any of the conditions listed in ¶ 6.1 are not met, the Stipulation and any settlement documentation shall be null and void and of no force and effect, unless Plaintiffs’ Counsel and Defendants’ Counsel mutually agree in writing to proceed with the Stipulation. In the event that any of the conditions listed in ¶ 6.1 are not met, the Parties shall be restored to their positions on the date immediately prior to the execution date of the Stipulation, and the Stipulation shall not be deemed to constitute an admission of fact by any Party, and neither the existence of the Stipulation nor its contents, shall be admissible in evidence or be referred to for any purposes in the Action or in any litigation or judicial proceeding.
     7. Bankruptcy
     7.1 In the event any proceedings by or on behalf of KeyCorp, whether voluntary or involuntary, are initiated under any chapter of the United States Bankruptcy Code, including any act of receivership, asset seizure, or similar federal or state law action (“Bankruptcy Proceedings”), the Parties agree to use their reasonable best efforts to obtain all necessary orders, consents, releases, and approvals for effectuation of this Stipulation in a timely and expeditious manner.
     7.2 In the event of any Bankruptcy Proceedings on or on behalf of KeyCorp, the Parties agree that all dates and deadlines set forth herein will be extended for such periods of time as are necessary to obtain necessary orders, consents, releases and approvals from the Bankruptcy Court to carry out the terms and conditions of the Stipulation.
     8. Miscellaneous Provisions
     8.1 The Parties: (i) acknowledge that it is their intent to consummate this Stipulation; and (ii) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.
     8.2 The Parties agree that the terms of the settlement were negotiated in good faith by the Parties, and reflect a settlement that was reached voluntarily after consultation with competent legal counsel. The Parties will request that the Judgment in the Action contain a finding that during the course of the litigation of the Action, the Parties and their respective counsel at all times complied with the requirements of Rule 11 of the Federal Rules of Civil Procedure and all other similar rules of professional conduct. The Parties reserve their right to rebut, in a manner that such party determines to be appropriate, any contention made in any public forum that the Action was brought or defended in bad faith or without a reasonable basis.
     8.3 Neither the Stipulation nor the settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the settlement: (i) is or may be deemed to be or may be used as an admission of, or evidence of, the validity of any Released Claim, or of any wrongdoing or liability of the Defendants, Plaintiffs, Plaintiffs’ Counsel and/or the Related Persons; or (ii) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of any of the Defendants, Plaintiffs, Plaintiffs’ Counsel and/or the Related Persons in any civil, criminal, or administrative proceeding in any court, administrative agency, or other tribunal. KeyCorp, the Individual Defendants, Mercer, Plaintiffs, Plaintiffs’ Counsel and/or

the Related Persons may file the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good-faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.
     8.4 The exhibits to the Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.
     8.5 The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Parties or their respective successors-in-interest.
     8.6 The Stipulation and the exhibits attached hereto represent the complete and final resolution of all disputes between the Parties with respect to the Action, constitute the entire agreement among the Parties, and supersede any and all prior negotiations, discussions, agreements, or undertakings, whether oral or written, with respect to such matters.
     8.7 The Stipulation shall be deemed drafted equally by all Parties hereto.
     8.8 The Stipulation and the exhibits attached hereto shall be considered to have been negotiated, executed, and delivered, and to be wholly performed, in the State of Ohio and the rights and obligations of the Parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of Ohio without giving effect to that State’s choice of law principles. No representations, warranties, or inducements have been made to any party concerning the Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.
     8.9 Except as otherwise provided herein, each of the Parties shall bear his, her, or its own costs.
     8.10 Each counsel or other Person executing the Stipulation or its exhibits on behalf of any of the settling Parties hereby warrants that such Person has the full authority to do so. The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Parties and the Released Persons hereto.

     8.11 The Parties agree that this Stipulation will run to their respective successors-in-interest, and they further agree that any planned, proposed or actual sale, merger or change-in-control of KeyCorp shall not void this Stipulation, and that in the event of a planned, proposed or actual sale, merger or change-in-control of KeyCorp they will continue to seek final approval of this Stipulation expeditiously, including but not limited to the settlement terms reflected in this Stipulation and the Fee Award (as defined herein) and that KeyCorp and the Board acknowledge and agree that the Company has already received adequate consideration supporting the Court’s approval of the Fee Award.
     8.12 The Stipulation may be executed by facsimile and in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument. A complete set of original executed counterparts shall be filed with the Court.
     IN WITNESS WHEREOF, the Parties hereto have caused the Stipulation to be executed, by their duly authorized attorneys, dated as of March 25, 2011.

DATED: March 24, 2011	THE WEISER LAW FIRM, P.C. ROBERT B. WEISER BRETT D. STECKER JEFFREY J. CIARLANTO
/s/ Robert B. Weiser
ROBERT B. WEISER 121 N. Wayne Avenue, Suite 100 Wayne, PA 19087 Telephone: (610) 225-2677 Facsimile: (610) 225-2678 Lead Counsel for Plaintiffs

DATED: March 24, 2011	LANDSKRONER GRIECO MADDEN LLC JACK LANDSKRONER DREW LEGANDO
/s/ Jack Landskroner
JACK LANDSKRONER

1360 West 9th Street, Suite 200 Cleveland, OH 44113 Telephone: 216-522-9000 216-522-9007 (fax) Liaison Counsel for Plaintiffs

DATED: March 25, 2011	JONES DAY GEOFFREY RITTS
/s/ Geoffrey Ritts
GEOFFREY RITTS

901 Lakeside Avenue Cleveland, OH 44114 Telephone: 216-586-3939 Fax: 216-579-0212

Counsel for defendants Henry L. Meyer III, Thomas C. Stevens, Jeffrey B. Weeden, and Beth E. Mooney
DATED: March 24, 2011	CALFEE, HALTER & GRISWOLD LLP MITCHELL G. BLAIR KIMBERLY M. MOSES
/s/ Mitchell G. Blair
MITCHELL G. BLAIR

1400 KeyBank Center
800 Superior Avenue
Cleveland, OH 44114
Telephone: 216-622-8361
Fax: 216-241-0816

Counsel for defendants William G. Bares, Peter G. Ten Eyck II, Carol A. Cartwright, Edward P. Campbell, Bill R. Sanford, Alexander M. Cutler, Eduardo R. Menascé, Lauralee E. Martin, H. James Dallas, Joseph A. Carraba, Ruth Ann M. Gillis, and Kristen L. Manos

DATED: March 24, 2011	VORYS, SATER, SEYMOUR & PEASE LLP DAVID J. TOCCO LAURA G. KUYKENDALL
/s/ David J. Tocco
DAVID J. TOCCO

2100 One Cleveland Center 1375 East Ninth Street Cleveland, OH 44114 Telephone: 216-479-6113 Fax: 216-479-6060 Counsel for defendant Mercer, Inc.

DATED: March 24, 2011	BAKER & HOSTETLER LLP DANIEL R. WARREN
/s/ Daniel R. Warren
DANIEL R. WARREN
3200 PNC Center 1900 East Ninth Street Cleveland, OH 44114 Telephone: 216-861-7145 Fax: 216-696-0740 Counsel for nominal defendant KeyCorp

Exhibit A
IN THE UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF OHIO
EASTERN DIVISION

IN RE KEYCORP DERIVATIVE	)	Lead Case No. 1:10-cv-01786-DAP
LITIGATION	)
)
This Document Relates to:	)
)
ALL ACTIONS	)
)
NOTICE OF PENDENCY AND PROPOSED SETTLEMENT
OF SHAREHOLDER DERIVATIVE ACTION
TO:	ALL OWNERS OF KEYCORP (“KEYCORP” OR “THE COMPANY”) COMMON STOCK AS OF MARCH 25, 2011 (“CURRENT KEYCORP SHAREHOLDERS”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS MAY BE AFFECTED BY PROCEDINGS IN THE ABOVE-CAPTIONED ACTION (THE “ACTION”). THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF SHAREHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.

IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE ACTION, SHAREHOLDERS OF KEYCORP WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE SETTLED CLAIMS. THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS RESPECTING THE MERITS OF THE ACTION. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

IF YOU WERE NOT THE BENEFICIAL OWNER OF KEYCORP COMMON STOCK ON MARCH 25, 2011, PLEASE TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

     YOU ARE HEREBY NOTIFIED, pursuant to Federal Rule of Civil Procedure 23.1 and an Order of the U.S. District Court for the Northern District of Ohio (the “Court”), that a proposed settlement agreement (the “Settlement”) has been reached among Plaintiffs,1 on behalf of themselves and derivatively on behalf of KeyCorp, the Individual Defendants, and the Company’s former executive compensation consultant, Mercer, in connection with the consolidated shareholder derivative action entitled In re KeyCorp Derivative Litigation, Lead Case No. 1:10-cv-01786-DAP, pending before the Court (i.e., the “Action”).
     As explained below, a hearing (the “Settlement Hearing”) shall be held before this Court on ____________, 2011 at _____ ___. m. to determine whether, inter alia, the proposed Settlement is fair, reasonable, and adequate, and should be finally approved by the Court. You have the right to object to the Settlement in the manner provided herein. If you fail to object in the manner provided herein at least seven (7) days prior to the Settlement Hearing, you will be deemed to have waived your objections and will be bound by the Judgment to be entered and the releases to be given, unless otherwise ordered by the Court.
     This Notice is not intended to be and should not be construed as an expression of any opinion by the Court with respect to the merits of the claims made in the Action, but is merely to advise you of the Settlement and of your rights as a Current KeyCorp Shareholder.
I. BACKGROUND
     The Action concerns the decisions and recommendations by KeyCorp’s Board of Directors (the “Board”) regarding fiscal 2009 compensation for the Company’s senior officers.

[1]	For purposes of this Notice, the Court incorporates by reference the definitions in the Parties’ Stipulation and Agreement of Settlement (“Stipulation”) fully executed as of March 25, 2011, and all capitalized terms used herein, unless otherwise defined, shall have the same meanings as set forth in the Stipulation. A copy of the Stipulation may be inspected at the Clerk of the Court’s Office for the U.S. District Court for the Northern District of Ohio, Carl B. Stokes U.S. Court House, 801 West Superior Avenue, Cleveland, OH 44113, and is also available for viewing on KeyCorp’s website.

Plaintiffs alleged in the Action that, among other things, the Board breached its fiduciary duties to KeyCorp by increasing 2009 compensation and by failing to take appropriate action following the May 20, 2010 shareholder vote in which a majority of KeyCorp’s voting shares voted against the Board’s recommendation in connection with a “say on pay” resolution. Defendants have denied and continue to deny they have committed, threatened, or attempted to commit any violations of law or breached any duty owed to Plaintiffs, KeyCorp, or its shareholders. The Court has not issued any rulings on the merits of any of the claims in the Action.
     The Action was initiated on July 6, 2010 when plaintiff King filed a shareholder derivative complaint on behalf of KeyCorp in the Common Pleas Court of Cuyahoga County, Ohio (the “King Action”). The King Action was removed to the U.S. District Court for the Northern District of Ohio (the “Court”) on August 12, 2010. Subsequently, on August 17, 2010, plaintiff Lassoff filed a substantially similar shareholder derivative complaint on behalf of KeyCorp in the Court (the “Lassoff Action”). The King Action and the Lassoff Action were consolidated by the Court on August 26, 2010, thus forming the Action.
     Although Plaintiffs had alleged in the King Action and the Lassoff Action that pre-suit demand on the Board was futile under Ohio law, pursuant to the terms of an Order entered by the Court on August 31, 2010 (the “August 31 Order”), Plaintiffs were required to issue a formal demand upon the Board with respect to the executive compensation issues that were the subject of the Action (the “Demand”). Plaintiffs issued the Demand on the Board on September 10, 2010, in accord with the August 31 Order.
     Pursuant to the terms of the August 31 Order, the Board was required to respond to the Demand by October 8, 2010. Defendants to the Action, however, made a motion to extend their response to the Demand to December 15, 2010. Plaintiffs did not to oppose this motion, because Plaintiffs, KeyCorp and the Individual Defendants had begun a dialogue shortly following the issuance of the Demand, during which it had been agreed that the Parties would attempt to engage in a process whereby Plaintiffs would interact with and make recommendations to both a Special Committee of Independent Directors that had been appointed by the Board to examine the Company’s compensation practices (the “Special Committee”), as well as the full Board, regarding KeyCorp’s executive compensation practices.
     Despite the process described above, the Parties to the Action were unable to reach agreement on a resolution of the Action by December 15, 2010, and accordingly the Board issued its response to Plaintiffs’ Demand on that date (the “Response”). In its Response, the Board, based on the conclusions and recommendations of the Special Committee, refused the Demand in its entirety, though it did recommend that the full Board consider certain executive compensation principles in the future.
     Following the Board’s Response, Plaintiffs, KeyCorp and the Individual Defendants continued to engage in arms’-length settlement discussions. These arms’-length settlement discussions ultimately culminated in the Settlement, as reflected in the Stipulation.
II. PLAINTIFFS’ COUNSEL’S INVESTIGATION AND RESEARCH, PLAINTIFFS’ CLAIMS AND THE BENEFITS OF SETTLEMENT
     Plaintiffs’ Counsel conducted an extensive investigation during the development and prosecution of the Action. This investigation has included, inter alia, (i) inspecting, reviewing and analyzing the Company’s public filings; (ii) preparing initial complaints, a detailed Demand, and a detailed consolidated complaint; (iii) analyzing and reviewing certain non-public information provided by the Company; (iv) researching the applicable law with respect to the claims asserted in the Action and the potential defenses thereto; (v) researching corporate governance issues; (vi) employing an executive compensation expert to conduct an analysis of KeyCorp’s executive compensation policies and practices; and (vii) conducting numerous meetings with the KeyCorp’s, the Individual Defendants’ and the Special Committee’s counsel, including one in-person meeting with Plaintiffs’ executive compensation consultant and Special Committee counsel.
     Plaintiffs believe the Action has merit. Nonetheless, Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Action against the Defendants through trial and through possible appeals. Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Action, as well as the difficulties and delays inherent in such litigation. In particular, Plaintiffs’ Counsel states that due to the uncertain procedural posture of the Action and the existence of the Special Committee, Plaintiffs may not have been able to allege “demand futility” or that the Demand was wrongfully refused which could have negatively impacted the Action or resulted in its dismissal. Based on their evaluation, Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement is in the best interests of KeyCorp and Current KeyCorp Shareholders and have agreed to settle the Action upon the terms and subject to the conditions set forth in the Stipulation.
III. DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY
     Defendants have denied and continue to deny they have committed, threatened, or attempted to commit any violations of law or breached any duty owed to Plaintiffs, KeyCorp, or its shareholders. KeyCorp and the Individual Defendants also state the Special Committee was and is independent, that it conducted a comprehensive, good-faith investigation, and that the Special Committee concluded that none of the Defendants breached any fiduciary duty or violated any rule of law in connection with the executive compensation awarded at the Company, including, but not limited to, 2009 compensation decisions. In fact, the Special Committee believes that the Board and the Company’s officers acted in good faith and in the best interests of the Company and its stockholders at all relevant times. Without admitting the validity of any allegations made in the Action, or any liability with respect thereto, Defendants and the Company have concluded that it is desirable that the claims in the Action be settled on the terms reflected in the Stipulation. Defendants and KeyCorp are entering into this Settlement because it will eliminate the uncertainty, distraction, disruption, burden, risk, and expense of further litigation. Further, the Individual Defendants and KeyCorp acknowledge that the Settlement is fair, reasonable, adequate, and in the best interests of KeyCorp and Current KeyCorp Shareholders.

     Neither the Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred in or attached to the Stipulation, nor any action taken to carry out the Stipulation, is, may be construed as, or may be used as evidence of the validity of any of the Released Claims or an admission by or against the Defendants of any fault, wrongdoing, or concession of liability whatsoever.
IV. THE SETTLEMENT HEARING
     The Settlement Hearing will be held before the Honorable Dan Aaron Polster on _________, 2011 at _______ ___.m. at the United States District Court for the Northern District of Ohio, Carl B. Stokes U.S. Court House, 801 West Superior Avenue, Cleveland, OH 44113 to determine: (i) whether the Settlement, upon the terms set forth in the Stipulation, should be finally approved in all respects as fair, reasonable, and adequate; (ii) whether the Judgment approving the Settlement should be entered; and (iii) whether Plaintiffs’ Counsel’s agreed-to Fee Award should be finally approved. The Settlement Hearing may be continued by the Court at the Settlement Hearing, or at any adjourned session thereof without further notice.
V. THE SETTLEMENT
     To resolve the Action, the Board has agreed to adopt a series of corporate governance principles and policies related to executive compensation that the Parties to the Action believe will more closely align stockholder interests with management interests. In addition, the Compensation and Organization Committee (“COC”) of the Board has modified the exercise period for certain options granted to the Company’s CEO on June 12, 2009 so that those options will expire on April 30, 2015, rather than on June 12, 2019.2 Plaintiffs, the Individual

[2]	This is a summary of relevant Settlement terms, for a complete recitation of all Settlement terms, please see a copy of the Stipulation in file at the Clerk of the Court’s Office for the U.S. District Court for the Northern District of Ohio, Carl B. Stokes U.S. Court House, 801 West Superior Avenue, Cleveland, OH 44113, or on KeyCorp’s website.

Defendants and KeyCorp believe that the Settlement terms, have, or will materially benefit KeyCorp and Current KeyCorp Shareholders.
VI. DISMISSAL AND RELEASES
     In connection with the Court’s approval of the Settlement, the Parties will jointly request entry of the Judgment by the Court, dismissing with prejudice all claims alleged by Plaintiffs against the Individual Defendants and Mercer in the Action.
     Upon the entry of the Judgment, Plaintiffs, KeyCorp, and Current KeyCorp Shareholders, on behalf of themselves, their heirs, executors, administrators, insurers, predecessors, successors, and assigns, shall be deemed to have—and by operation of the Judgment shall have—released, waived, discharged, and dismissed any and all Released Claims, and shall forever be barred and enjoined from instituting, commencing, or prosecuting any and all Released Claims, against any Released Parties.
     Further, upon entry of the Judgment, the Individual Defendants, Mercer, and each of the other Released Parties, on behalf of themselves, their heirs, executors, administrators, insurers, predecessors, successors, and assigns, shall be deemed to have—and by operation of the Judgment shall have—released, waived, discharged, and dismissed any and all Defendants’ Released Claims, and shall forever be barred and enjoined from instituting, commencing, or prosecuting any and all Defendants’ Released Claims, against Plaintiffs and Plaintiffs’ Counsel or KeyCorp.
VII. ATTORNEYS’ FEES AND EXPENSES
     In recognition of the substantial benefits conferred upon KeyCorp and Current KeyCorp Shareholders as a result of the settlement of the Action, KeyCorp has agreed to pay to Plaintiffs’ Counsel an award of attorneys’ fees and expenses in the Action in the total amount of $1,750,000, subject to Court approval at the Settlement Hearing. Plaintiffs, the Individual Defendants and KeyCorp mutually agree that this Fee Award is fair and reasonable in light of the benefits bestowed upon KeyCorp and Current KeyCorp Shareholders by the Settlement. Plaintiffs’ Counsel shall request final approval of the Fee Award at the Settlement Hearing. To date, Plaintiffs’ Counsel have neither received any payment for their services in conducting the Action nor have they been reimbursed for their out-of-pocket expenses incurred. Plaintiffs’ Counsel believe that the agreed-to Fee Award is “fair” and is within the range of attorneys’ fees approved by courts under similar circumstances in litigation of this type. Notwithstanding the foregoing, if the Court modifies any aspect of the Fee Award, the remaining terms and conditions of the Settlement shall remain intact.
VIII. THE SPECIAL AWARDS
     Based on the substantial benefits that Plaintiffs have achieved for the Company and Current KeyCorp Shareholders through their prosecution of the Action, Plaintiffs’ Counsel intends to seek Court approval for awards (the “Special Awards”) in the amount of $2,500 for each of the Plaintiffs ($5,000 in total). Defendants will not object to a request for Court approval of the Special Awards. The Special Awards shall be paid out of the Fee Award to the extent that the Fee Award is approved, in whole or part, by the Court.
IX. THE RIGHT TO OBJECT AND/OR BE HEARD AT THE SETTLEMENT HEARING
     Any Current KeyCorp Shareholder may object to the proposed Settlement, the Fee Award and/or the Special Awards. Any such objection will be considered by the Court only if the shareholder has, at least seven (7) days prior to the Settlement Hearing: (1) filed with the Clerk of the Court a written objection setting forth: (a) the nature of the objection; (b) proof of continuous ownership of KeyCorp common stock at the time of the events alleged in the Action through the date of the Settlement Hearing, including the number of shares of KeyCorp common stock and the date of purchase; and (c) any documentation in support of the objection; and (2) if a Current KeyCorp Shareholder intends to appear and requests to be heard at the Settlement Hearing, such shareholder must have, in addition to the requirements of (1) above, filed with the Clerk of the Court: (a) a written notice of such shareholder’s intention to appear; (b) a statement that indicates the basis for such appearance; and (c) the identities of any witnesses the shareholder intends to call at the Settlement Hearing and a summary of the anticipated testimony of each witness. If a Current KeyCorp Shareholder files a written objection and/or written notice of intent to appear, such shareholder must also simultaneously serve copies of such notice, proof, statement, and documentation, together with copies of any other papers or briefs such shareholder files with the Court (either by hand delivery or by first class mail) upon each of the following:

Robert B. Weiser	Geoffrey Ritts
THE WEISER LAW FIRM, P.C.	JONES DAY
121 N. Wayne Avenue, Suite 100	901 Lakeside Avenue
Wayne, PA 19087	Cleveland, OH 44114

Counsel for Plaintiffs	Counsel for Defendants Henry L.
Meyer III, Thomas C. Stevens, Jeffrey
B. Weeden, and Beth E. Mooney

Mitchell G. Blair

CALFEE, HALTER & GRISWOLD LLP
1400 KeyBank Center
800 Superior Avenue
Cleveland, OH 44114-2688

Counsel for Defendants William G. Bares,
Carol A. Cartwright, Edward P. Campbell, Bill
R. Sanford, Alexander M. Cutler, Eduardo R.
Menascé, Lauralee M. Martin, H. James
Dallas, Joseph A. Carrabba, Ruth Ann M.
Gillis, Kristen L. Manos, and
Peter G. Ten Eyck, II

Daniel R. Warren
BAKER & HOSTETLER LLP
PNC Center
1900 East 9th Street, Suite 3200
Cleveland, OH 44114-3482

Counsel for KeyCorp
     Any Current KeyCorp Shareholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the

Settlement, the Fee Award or the Special Awards, unless otherwise ordered by the Court, but shall otherwise be bound by the Judgment to be entered and the releases to be given.
X. CONDITIONS FOR SETTLEMENT
     The Settlement is conditioned upon the occurrence of certain events described in the Stipulation, which requires, among other things: (1) entry of the requested Judgment by the Court; and (2) expiration of the time to appeal from or to alter or amend the Judgment. If, for any reason, any one of the conditions described in the Stipulation is not met and the entry of the Judgment does not occur, the Stipulation might be terminated and, if terminated, will become null and void; and the Parties to the Stipulation will be restored to their respective positions as of the time immediately before the Effective Date of the Stipulation.
XI. EXAMINATION OF PAPERS AND INQUIRIES
     This Notice contains only a summary of the terms of the Settlement. For a more detailed statement of the matters involved in the Action, reference is made to the Stipulation, which may be inspected at the Clerk of the Court’s Office, U.S. District Court for the Northern District of Ohio, Carl B. Stokes U.S. Court House, 801 West Superior Avenue, Cleveland, OH 44113, during business hours of each business day. The Notice as well as the Stipulation will also be available for viewing on KeyCorp’s website.
     Any other inquiries regarding the Settlement or the Action should be addressed in writing to the following:
ROBERT B. WEISER
THE WEISER LAW FIRM, P.C.
121 N. Wayne Avenue, Suite 100
Wayne, PA 19087
Telephone: (866) 934-7372
Facsimile: (610) 225-2678
Counsel for Plaintiffs
PLEASE DO NOT CONTACT THE COURT, DEFENDANTS’ COUNSEL
OR KEYCORP REGARDING THIS NOTICE.

Exhibit B
IN THE UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF OHIO
EASTERN DIVISION

IN RE KEYCORP DERIVATIVE	)	Lead Case No. 1:10-cv-01786-DAP
LITIGATION	)
)
This Document Relates to:	)
)
ALL ACTIONS	)
)
[PROPOSED] ORDER PRELIMINARILY APPROVING
DERIVATIVE SETTLEMENT AND PROVIDING FOR NOTICE
     WHEREAS, the Parties to the above-captioned consolidated shareholder derivative action (the “Action”) have made an application, pursuant to Federal Rule of Civil Procedure 23.1, for an order: (i) preliminarily approving the settlement of the Action, in accordance with the Stipulation and Agreement of Settlement dated March 25, 2011 (the “Stipulation”), which, together with the exhibits annexed thereto, sets forth the terms and conditions for the proposed settlement (the “Settlement”) and dismissal of the Action with prejudice, upon the terms and conditions set forth therein; and (ii) approving the form and content of the Notice of Pendency and Proposed Settlement of Shareholder Derivative Action (the “Notice”) for posting on the website of KeyCorp and for filing by KeyCorp with the U.S. Securities and Exchange Commission (the “SEC”) via a Current Report on Form 8-K;
     WHEREAS, all capitalized terms contained herein shall have the same meanings as set forth in the Stipulation (in addition to those capitalized terms defined herein); and
     WHEREAS, the Court has read and considered the Stipulation and the exhibits annexed thereto.

     NOW THEREFORE, IT IS HEREBY ORDERED:
     1. The Court does hereby preliminarily approve, subject to further consideration at the Settlement Hearing described below, the Stipulation and the Settlement set forth therein, including the terms and conditions for settlement and dismissal with prejudice of the Action.
     2. A hearing (the “Settlement Hearing”) shall be held before this Court on _____________, 2011 at ______ _.m. to determine: (i) whether the terms and conditions of the Settlement set forth in the Stipulation are fair, reasonable, and adequate to KeyCorp and Current KeyCorp Shareholders and should be finally approved by the Court; (ii) whether a Judgment approving the Settlement, as provided for in paragraph _____ of the Stipulation and attached thereto as Exhibit C, should be entered; and (iii) whether Plaintiffs’ Counsel’s agreed-to Fee Award and/or the Special Awards should be finally approved.
     3. The Court approves, as to form and content, the Notice attached as Exhibit A to the Stipulation and for convenience annexed as Exhibit A hereto, and finds that the provision of such Notice substantially in the manner and form set forth in this Order meets the requirements of Federal Rule of Civil Procedure 23.1 and due process, and is the best notice practicable under the circumstances and shall constitute due and sufficient notice to all Persons entitled thereto.
     4. Not later than three (3) days following entry of this Order, KeyCorp shall cause the Notice, substantially in the form annexed hereto as Exhibit A, and the Stipulation to be posted on KeyCorp’s website.
     5. Not later than three (3) days following entry of this Order, KeyCorp shall cause a copy of the Notice to be filed with the SEC as a Current Report on Form 8-K.
     6. Any Current KeyCorp Shareholder may object and/or appear and show cause, if he, she, or it has any concern, why the Settlement should not be finally approved as fair, reasonable, and adequate, or why the Judgment should not be entered thereon, or why the Fee Award and/or Special

Awards should not be finally approved, provided, however, unless otherwise ordered by the Court, no Current KeyCorp Shareholder shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Judgment to be entered thereon approving the same, or the Fee Award and/or Special Awards, unless that shareholder has, at least seven (7) days prior to the Settlement Hearing: (1) filed with the Clerk of the Court a written objection to the Settlement setting forth: (a) the nature of the objection; (b) proof of ownership of KeyCorp common stock at the time of the events alleged in the Action through the date of the Settlement Hearing, including the number of shares of KeyCorp common stock presently owned and the date of purchase; and (c) any documentation in support of such objection; and (2) if a Current KeyCorp Shareholder intends to appear and requests to be heard at the Settlement Hearing, such shareholder must have, in addition to the requirements of (1) above, filed with the Clerk of the Court: (a) a written notice of such shareholder’s intention to appear; (b) a statement that indicates the basis for such appearance; and (c) the identities of any witnesses the shareholder intends to call at the Settlement Hearing and a statement as to the subjects of the testimony of each witness. If a Current KeyCorp Shareholder files a written objection and/or written notice of intent to appear, such shareholder must also simultaneously serve copies of such notice, proof, statement, and documentation, together with copies of any other papers or briefs such shareholder files with the Court (either by hand delivery or by first class mail) upon each of the following:

Robert B. Weiser THE WEISER LAW FIRM, P.C. 121 N. Wayne Avenue, Suite 100 Wayne, PA 19087	Geoffrey Ritts JONES DAY 901 Lakeside Avenue Cleveland, OH 44114

Counsel for Plaintiffs	Counsel for Defendants Henry L. Meyer III, Thomas C. Stevens, Jeffrey B. Weeden, and Beth E. Mooney

Mitchell G. Blair CALFEE, HALTER & GRISWOLD LLP 1400 KeyBank Center 800 Superior Avenue Cleveland, OH 44114-2688

Counsel for Defendants William G. Bares,
Carol A. Cartwright, Edward P. Campbell, Bill
R. Sanford, Alexander M. Cutler, Eduardo R.
Menascé, Lauralee M. Martin, H. James
Dallas, Joseph A. Carrabba, Ruth Ann M.
Gillis, Kristen L. Manos, and
Peter G. Ten Eyck, II

Daniel R. Warren BAKER & HOSTETLER LLP PNC Center 1900 East 9th Street, Suite 3200 Cleveland, OH 44114-3482 Counsel for KeyCorp
     Any Current KeyCorp Shareholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement or the Fee Award and/or Special Awards as incorporated in the Stipulation, unless otherwise ordered by the Court, but shall otherwise be bound by the Judgment to be entered and the releases to be given.
     7. At least ten (10) days prior to the Settlement Hearing, Defendants’ Counsel shall serve on counsel in the Action and file with the Court proof, by affidavit or declaration, of the filing of the Notice as a Current Report on Form 8-K with the SEC and the posting of the Notice and Stipulation on KeyCorp’s website.
     8. Plaintiffs’ opening papers in support of the Settlement shall be filed with the Court and served twenty-one (21) days prior to the Settlement Hearing. To the extent that there are any objections to the Settlement, the Fee Award, and/or the Special Awards, Plaintiffs shall file any reply papers and serve them upon the Court and the parties three (3) days before the Settlement Hearing.
     9. All Current KeyCorp Shareholders shall be bound by all orders, determinations, and judgments in the Action concerning the Settlement, whether favorable or unfavorable to Current KeyCorp Shareholders.
     10. Pending final determination of whether the Settlement should be approved, no Current KeyCorp Shareholder, either directly, representatively, or in any other capacity, shall commence or prosecute against any of the Individual Defendants, Mercer, or KeyCorp, or derivatively on behalf of KeyCorp, any action or proceeding in any court or tribunal asserting any of Plaintiffs’ Released Claims.
     11. Neither the Stipulation (including any exhibits attached thereto) nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Parties as a presumption, a concession or an admission of, or evidence of, the validity of any of Plaintiffs’ Released Claims, or of any fault, wrongdoing or liability of the Individual Defendants, Mercer, or KeyCorp, or the validity of Plaintiffs’ Released Claims; or (b) is intended to be offered or received as evidence or used by any other Person in any other Action or proceedings, whether civil, criminal, or administrative agency, or other tribunal. The Parties, Plaintiffs’ Counsel, Defendants’ Counsel, Defendants’ Released Persons and Plaintiffs’ Released Persons may file the

Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good-faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.
     12. The Court reserves the right to adjourn the date of the Settlement Hearing or modify any other dates set forth herein without further notice to Current KeyCorp Shareholders, and retains jurisdiction to consider all further applications arising out of or connected with the Settlement. The Court may approve the Settlement and any of its terms, with such modifications as may be agreed to by the Parties, if appropriate, without further notice to Current KeyCorp Shareholders.
     IT IS SO ORDERED.

DATED:

HONORABLE DAN AARON POLSTER UNITED STATES DISTRICT JUDGE

Exhibit C
IN THE UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF OHIO
EASTERN DIVISION

IN RE KEYCORP DERIVATIVE	)	Lead Case No. 1:10-cv-01786-DAP
LITIGATION	)
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This Document Relates to:	)
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ALL ACTIONS	)
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[PROPOSED] JUDGMENT
     This matter came before the Court for hearing pursuant to the Court’s Order Preliminarily Approving Derivative Settlement and Providing for Notice, dated _________________, 2011 (the “Preliminary Approval Order”), on the application of the Parties for final approval of the proposed settlement agreement (the “Settlement”) set forth in the Stipulation and Agreement of Settlement dated March 25, 2011 (the “Stipulation”). Due and adequate notice having been given to Current KeyCorp Shareholders as required in said Preliminary Approval Order, and the Court having considered all papers filed and proceedings had herein and otherwise being fully informed in the premises and good cause appearing therefore, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:
     1. This Judgment incorporates by reference the definitions in the Stipulation, and all capitalized terms used herein shall have the same meanings as set forth in the Stipulation.
     2. This Court has jurisdiction over the subject matter of the Action, including all matters necessary to effectuate the Settlement, and over all Parties.
     3. The Court finds that the Settlement set forth in the Stipulation is fair, reasonable, and adequate as to each of the Parties, and hereby finally approves the Settlement in all respects, finds that the Settlement set forth in the Stipulation provides substantial benefits to KeyCorp and Current

KeyCorp Shareholders, and orders the Parties to perform its terms to the extent the Parties have not already done so.
     4. The Action, all claims contained therein, and the Released Claims are hereby ordered as compromised, settled, released, discharged and dismissed on the merits and with prejudice by virtue of the proceedings herein and this Judgment. As among Plaintiffs, KeyCorp, the Individual Defendants, and Mercer, the Parties are to bear their own costs, except as otherwise provided in the Stipulation.
     5. Plaintiffs, KeyCorp, and Current KeyCorp Shareholders are forever enjoined and permanently barred from instituting, commencing or prosecuting any of Plaintiffs’ Released Claims as well as any claims arising out of, relating to or in connection with the institution, prosecution, assertion, defense, settlement, or resolution of the Action, against any Released Parties.
     6. The Individual Defendants, Mercer, and each of the other Released Parties are forever enjoined and permanently barred from instituting, commencing or prosecuting any of Defendants’ Released Claims as well as any claims arising out of, relating to, or in connection with the institution, prosecution, assertion, defense, settlement, or resolution of the Action, against any Released Parties.
     7. Upon the Effective Date, KeyCorp, Plaintiffs (individually and derivatively on behalf of KeyCorp), and Current KeyCorp Shareholders (solely in their capacity as KeyCorp shareholders) shall be deemed to have, and by operation of this Judgment shall have, fully, finally, and forever released, relinquished, and discharged all Released Claims (including Unknown Claims) and any and all claims arising out of, relating to, or in connection with the Settlement or resolution of the Action against the Released Parties. Nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of the Stipulation.

     8. Upon the Effective Date, the Individual Defendants, Mercer, and each of the other Released Parties shall be deemed to have, and by operation of this Judgment shall have, fully, finally, and forever released, relinquished, and discharged Plaintiffs and any other Released Parties from all claims arising out of, relating to, or in connection with their institution, prosecution, assertion, settlement, or resolution of the Action or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of the Stipulation.
     9. The Court finds that the Notice of Pendency and Proposed Settlement of Shareholder Derivative Action posted on the website of KeyCorp and filed by KeyCorp with the U.S. Securities and Exchange Commission via a Current Report on Form 8-K, provided the best notice practicable under the circumstances of these proceedings and of the matters set forth therein, including the Settlement set forth in the Stipulation, to all Persons entitled to such notice, and said Notice fully satisfied the requirements of Federal Rule of Civil Procedure 23.1 and the requirements of due process.
     10. The Court finds that during the course of the Action, the Parties and their counsel at all times complied with Federal Rule of Civil Procedure 11.
     11. The Court finds that the Fee Award in the amount of $1.75 million is fair and reasonable, in accordance with the Stipulation, and finally approves the Fee Award.
     12. The Court approves of the Special Awards in the amount of $2,500 for each named Plaintiff based on the material benefits created through Plaintiffs’ participation in the Action. The Special Awards shall be paid out of the Fee Award and allocated to Plaintiffs by Plaintiffs’ Counsel in accordance with the terms of the Stipulation.
     13. Neither the Stipulation (including any exhibit attached thereto) nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Parties as a presumption, a concession or an admission of, or evidence of, the validity of any of the Released Claims, or of any fault, wrongdoing or liability of Defendants, or the validity of the Released Claims; or (b) is intended to be offered or received as evidence or used by any other Person in any other Action or proceedings, whether civil, criminal, or administrative agency, or other tribunal. The Parties, Plaintiffs’ Counsel, Defendants’ Counsel, and the Released Persons may file the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good-faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.
     14. Without affecting the finality of this Judgment in any way, this Court hereby retains continuing jurisdiction over: (a) implementation of the Settlement; and (b) the Parties for the purpose of construing, enforcing, and administering the Stipulation, including, if necessary, setting aside and vacating this Judgment, on motion of a Party, to the extent consistent with and in accordance with the Stipulation if the Effective Date fails to occur in accordance with the Stipulation.
     15. This Judgment is a final, appealable judgment and should be entered forthwith by the Clerk in accordance with Federal Rule of Civil Procedure 58.
     IT IS SO ORDERED.

DATED:

HONORABLE DAN AARON POLSTER UNITED STATES DISTRICT JUDGE